SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of $300 Million Senior Notes due 2019

On January 25, 2011 (the “Closing Date”), CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. (together with CCO Holdings, the “Issuers”), indirect subsidiaries of Charter Communications, Inc. (the “Company”), completed the private sale of $300 million aggregate principal amount of 7.00% Senior Notes due 2019 (the “Notes”).  The Issuers’ payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.  The Notes form a part of the same series as the Issuers' outstanding 7.00% senior notes due 2019 issued on January 11, 2011 in the aggregate principal amount of $1.1 billion.  The Notes were issued under the Indenture (the “Indenture”),  by and among the Issuers, the Company, as Parent Guarantor party thereto, and with The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) providing for the issuance and terms of the Notes.  For a copy of the Indenture and a description of same, see Exhibit 10.1 and Item 1.01 of the Company's current report on Form 8-K filed on January 14, 2011, incorporated herein by reference.

The net proceeds of this issuance were contributed by CCO Holdings to Charter Communications Operating, LLC (“Charter Operating”), the Company’s indirect subsidiary, as a capital contribution.  Charter Operating will be using the proceeds to repay indebtedness under the Amended and Restated Credit Agreement dated as of March 31, 2010, between Charter Operating, and various lenders thereunder.

In connection therewith, the Issuers entered into the following agreement:

 Exchange and Registration Rights Agreement

In connection with the sale of the Notes, the Issuers and the Company, as guarantor party thereto, entered into an Exchange and Registration Rights Agreement, dated as of January 25, 2011 (the “Registration Rights Agreement”), with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, and UBS Securities LLC, as representatives on behalf of the Purchasers (as defined in the Registration Rights Agreement) with respect to the  Notes. Under the Registration Rights Agreement, the Issuers and the Company, as guarantor, have agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical notes registered under the Securities Act of 1933, as amended, to cause the exchange offer registration statement to be declared effective and to consummate the exchange offer no later than 365 days after the Closing Date. The Issuer and the Company, as guarantor, may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the foregoing obligations are not satisfied, the Issuer may be required to pay holders of the Notes additional interest at a rate of 0.25% per annum of the principal amount thereof for 90 days immediately following the occurrence of any registration default. Thereafter, the amount of additional interest will increase by an additional 0.25% per annum of the principal amount thereof to 0.50% per annum of the principal amount thereof until all registration defaults have been cured.

A copy of the Registration Rights Agreement describing the terms of the registration rights in more detail is attached hereto as Exhibit 10.2.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under Item 1.01 above is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

The press release announcing the sale of the Notes is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Indenture relating to the 7.00% senior notes due 2019, dated as of January 11, 2011, by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on January 14, 2011 (File No. 001-33664)).
10.2	Exchange and Registration Rights Agreement relating to $300 Million aggregate principal amount of the 7.00% senior notes due 2019, dated as of January 25, 2011 by and among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, and UBS Securities LLC, as representatives of the initial purchasers.*
99.1	Press release announcing the sale of the Notes dated January 26, 2011.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: January 27, 2011

By:/s/ Patricia A. Baldes Name: Patricia A. Baldes Title: Vice President of Financial Reporting

EXHIBIT INDEX

Exhibit Number	Description
10.1	Indenture relating to the 7.00% senior notes due 2019, dated as of January 11, 2011, by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on January 14, 2011 (File No. 001-33664)).
10.2	Exchange and Registration Rights Agreement relating to $300 Million aggregate principal amount of the 7.00% senior notes due 2019, dated as of January 25, 2011 by and among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, and UBS Securities LLC, as representatives of the initial purchasers.*
99.1	Press release announcing the sale of the Notes dated January 26, 2011.*

* filed herewith